AGREEMENT*

Effective Date:          October 31, 2000
______________

Parties:                 Orica Nitrogen LLC
_______                  9781 South Meridian Boulevard
                         Suite 400
                         Englewood, Colorado 80112
                         ("ON")

                         Orica USA Inc.
                         9781 South Meridian Boulevard
                         Suite 400
                         Englewood, Colorado 80112
                         ("Orica")

                         and

                         LSB Chemical Corp.
                         Cherokee Nitrogen Company
                         Crystal City Nitrogen Company
                         16 South Pennsylvania Avenue
                         Oklahoma City, Oklahoma 73107

Recitals:
________

A. Orica, which owns 100 percent of the equity interests in ON, and LSB Chemical Corp. ("LSB") entered into a letter agreement dated August 23, 2000 (the "Preliminary Agreement") setting forth certain of the terms and conditions under which LSB or an affiliate would acquire certain assets comprising LaRoche
Industries Inc.'s ammonium nitrate manufacturing businesses located in Cherokee, Alabama and Crystal City, Missouri (other than accounts receivable, the "LSB Acquired Assets") in the event Orica or an affiliate successfully bid for, and entered into an agreement for the purchase of, certain of the assets (the
"Acquired Assets") of the ammonium nitrate manufacturing business of LaRoche Industries Inc. ("LaRoche"). Cherokee Nitrogen Company and Crystal City Nitrogen Company (collectively, "NC") are the affiliated assignees of LSB. Orica, ON, LSB and NC are sometimes collectively referred to herein as the "Parties".

*INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

B. ON was the successful bidder for the Acquired Assets, and ON and LaRoche entered into an Asset Purchase Agreement dated August 28, 2000 (the "Asset Purchase Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings assigned them in the Asset Purchase Agreement.

C. The Asset Purchase Agreement provides that ON may designate a third party to acquire certain of the Acquired Assets directly from LaRoche and which of such Acquired Assets shall be so acquired, and ON has designated NC as the purchasers of the LSB Acquired Assets.

D. The Parties desire to enter into an agreement to supplement the Preliminary Agreement, and to set forth additional terms and conditions upon which NC will acquire the LSB Acquired Assets.

Agreements:
__________

     In consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Ratification of Preliminary Agreement. Except as amended hereby, the Preliminary Agreement is hereby ratified and confirmed and shall continue in full force and effect as written. To the extent that any term of the Preliminary Agreement is inconsistent with this Agreement, such terms shall be deemed superseded hereby.

2. Assignment of Asset Purchase Agreement: Payment of NC Purchase Price. ON has transferred and assigned its rights, and delegated its obligations, under the Asset Purchase Agreement to NC insofar and only insofar as such rights and obligations affect or relate to the LSB Acquired Assets (which shall include four used gauzes belonging to the Cherokee Plant (the "Gauzes")). At and subject to the Closing, NC shall pay LaRoche the sum of *** by wire transfer of immediately available funds (being the sum of *** (the "NC Purchase Price") less the sum of *** heretofore paid by LSB to reimburse Orica for a portion of the Earnest Money Deposit under the Asset Purchase Agreement) as the purchase price for the LSB Acquired Assets.

3. ON Payment. On or before the second business day following Closing, ON shall pay NC the sum of $760,000 by wire transfer of immediately available funds in consideration of the purchase of the precious metals contained in the Gauzes, which amount shall not be subject to any offset, claim or reduction of any kind whatsoever.

4. Deferred Payment. The Asset Purchase Agreement provides that ON shall pay a portion of the Purchase Price in two Deferred Payments after Closing. LSB has no obligation to pay any portion of the Deferred Payment, and LSB acknowledges and agrees that it shall have no rights hereunder or under the Asset Purchase Agreement to set-off any amounts which may be owed by LaRoche to

***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

LSB under the Asset Purchase Agreement against the Deferred
Payments.

5. Earnest Money Deposit. In the event the Asset Purchase Agreement is terminated and the Earnest Money Deposit is returned by LaRoche under Section 10.2 thereof, LSB shall be entitled to the share of the Earnest Money Deposit paid by it, being ***, plus interest thereon at a per annum rate equal to the prevailing money market rate of Wells Fargo Bank, N.A. from time to time between the date of Closing and the date the Earnest Money Deposit is returned by LaRoche.

6.   Allocation of Liabilities Indemnities.

     a. LSB shall pay, perform and discharge, and shall protect, defend, indemnify and hold harmless ("Indemnify"), the ON Indemnitees from and against any and all Losses resulting from, relating to or arising out of, any Assumed Liabilities relating to any executory contracts assigned by LaRoche to NC.

     b. ON shall pay, perform and discharge, and shall Indemnify LSB and NC, and its and their members, shareholders, partners, officers, directors, employees, agents and representatives, and any person or entity claiming through any of them (collectively, the "LSB Indemnitees") from and against any and all Losses resulting from, relating to or arising out of, any Assumed Liabilities relating to any executory contracts assigned by LaRoche to ON.

     c. LSB shall Indemnify the ON Indemnitees from and against any and all Losses resulting from, relating to or arising out of
(i) the ownership or operation of the LSB Acquired Assets from and after the Closing, (ii) any breach by NC of any representation or warranty contained in Article 5 of the Asset Purchase Agreement or any default by NC in the performance of any covenant contained in the Asset Purchase Agreement required to be performed after the Closing, (iii) any claim for indemnity made by LaRoche under Section 11.3(a) of the Asset Purchase Agreement to the extent such claim relates to an act or omission of NC or to the LSB Acquired Assets, (iv) the hiring or engagement by NC of any of LaRoche's employees, or (v) any breach by LSB or NC of this Agreement, the Preliminary Agreement or the Asset Purchase Agreement.

     d. ON shall Indemnify the LSB Indemnitees from and against any and all Losses resulting from, relating to or arising out of
(i) the ownership or operation of the Acquired Assets (other than the LSB Acquired Assets and other than any Joint Assets to the extent benefiting or used by NC) from and after the Closing, (ii) any breach by ON of any representation or warranty contained in
Article 5 of the Asset Purchase Agreement or any default by ON in the performance of any covenant contained in the Asset Purchase Agreement required to be performed after the Closing, (iii) any claim for indemnity made by LaRoche under Section 11.3(a) of the Asset Purchase Agreement to the extent such claim relates to an act or omission of ON or to the Acquired Assets (other than the LSB Acquired Assets or other than any Joint Assets to the extent benefiting or used by NC),


***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

(iv) any breach by ON of this Agreement, the Preliminary Agreement or the Asset Purchase Agreement, or (v) provided that NC shall have exercised its commercially reasonable efforts to attempt to cause, and taken all necessary actions on its part to enable, LaRoche to cause such liens to be released or discharged and provided that 90 days shall have elapsed from the date hereof, the failure of LaRoche to convey title to the LSB Acquired Assets free and clear of the liens identified on Attachment B hereto.

     e. ON and NC agree to reasonably cooperate in aggregating claims for indemnity under Section 11.2(a) of the Asset Purchase Agreement for Losses attributable to misrepresentations of LaRoche or breaches by LaRoche of warranties or covenants until such time as the aggregate amount of such claims exceeds $200,000.

     f. Without the prior written consent of ON, NC shall not make claims for indemnity under Section 11.2(a) of the Asset Purchase Agreement for Losses attributable to misrepresentations of LaRoche or breaches by LaRoche of warranties or covenants which in the aggregate exceed $132,260.

7. Costs of Cure and Default Payments. With respect to any executory contracts of LaRoche which are assigned to NC, NC shall be solely responsible for, and shall Indemnify LaRoche and the ON Indemnitees from and against, any and all cure or damage amounts payable under Section 365 of the Bankruptcy Code.

8. Proration Items. As between ON and NC, ON shall be solely responsible for, and shall be solely entitled to payments from LaRoche in respect of, Proration Items (as defined in Section
7.10 of the Asset Purchase Agreement) which relate to the Acquired Assets (other than the LSB Acquired Assets or the Joint Assets to the extent benefiting or used by NC), and NC shall be solely responsible for, and shall be solely entitled to payments from LaRoche in respect of, Proration Items which relate to the LSB Acquired Assets or the Joint Assets to the extent benefiting or used by NC.

9. Closing Obligation. The Parties acknowledge and agree that LSB's or its subsidiaries' obligation to acquire and pay for the LSB Acquired Assets is conditioned only upon the closing of the acquisition by ON of the Acquired Assets other than the LSB Acquired Assets, and that LSD or its subsidiaries are unconditionally obligated to acquire the LSD Acquired Assets if ON consummates its acquisition of the Acquired Assets (exclusive of the LSD Acquired Assets).

10. Nitric Acid Plant. In the event Orica or an affiliate exercises the option under the Preliminary Agreement to acquire the Nitric Acid Plant, and notwithstanding such purchase, the Parties agree that such Plant may be decommissioned and remain on the Crystal City, Missouri plant site until such time (not to exceed two years from the date hereof) as Orica or its affiliate disassembles the Plant and moves it to another location. Orica or an affiliate shall be responsible for all direct costs attributable to storage and decommissioning of such Plant, and the Parties shall cooperate to develop a plan for storage and decommissioning of such Plant.

11. Employees. ON and NC shall cooperate in determining which of LaRoche's employees who are employed in connection with LaRoche's manufacturing business located in Cherokee, Alabama or Crystal City, Missouri shall be hired by ON or by NC, it being understood that ON is obligated to hire a certain number of LaRoche's employees under the Asset Purchase Agreement.

12. Nelson Plant. NC acknowledges that an affiliate of Orica, Nelson Brothers, LLC ("Nelson"), currently leases from LaRoche certain real property and a pipeline which are part of the LSB Acquired Assets located at Cherokee, Alabama for the purpose of operating an emulsion manufacturing plant (the "Nelson Plant"). Pursuant to the Asset Purchase Agreement, NC has assumed LaRoche's obligations under such lease which continues in force and effect. In the event NC elects to terminate operations at or decommission the Cherokee, Alabama plant acquired from LaRoche, NC will make available to Nelson, by lease or sale on commercially reasonable terms, the rail siding and ammonium nitrate solution tank located at the Cherokee, Alabama plant in order to permit the supply by rail of ammonium nitrate solution to the Nelson Plant by a third party producer. Pursuant to the Asset Purchase Agreement, NC has assumed LaRoche's obligations under an ammonium nitrate solution supply contract to Nelson. Orica is the supplier of ammonium nitrate solution to Nelson. NC agrees to terminate the existing supply agreement for ammonium nitrate solution to Nelson, and to enter into a new supply agreement which shall be based on the terms set forth in Attachment A hereto.

     13.  Miscellaneous.

     a. The fact and terms of this Agreement are confidential, and shall not be disclosed by either Party to a third party without the prior written consent of the nondisclosing Party, except for disclosures required under applicable or compelled by regulatory. authorities.

     b. This Agreement shall be interpreted in accordance with the laws of the State of Delaware, without regard to conflict of law provisions. The Parties agree that venue for the resolution of any dispute arising from this Agreement shall be proper in and only in a court of competent subject matter jurisdiction in the State of Delaware, and the Parties each agree to submit to the personal jurisdiction of the courts therein.

     c. This Agreement and the Preliminary Agreement, to the extent not amended hereby, represent the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede any earlier written or oral agreement or understanding between the Parties concerning the subject matter hereof or thereof.

     d. This Agreement may not be assigned by any Party without the prior written consent of the other Party. This Agreement is binding on and inures to the benefit of each Party and its successors and permitted assigns.

     e. The covenants and agreements contained in this Agreement are for the sole benefit of the Parties, and they shall not be construed as conferring any rights on any other persons.

     f. This Agreement may be executed in counterparts, each of which shall be binding and all of which together shall constitute one and the same instrument.

     g. The Parties acknowledge that discussions regarding their respective rights to the proceeds of any precious metals or sludge containing precious metals, as derived from the nitric acid plants at the Cherokee Plant and the Crystal City Plant, are continuing and not yet concluded.


              [This space left blank intentionally.]

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the Effective Date.

ORICA NITROGEN LLC                      LSB CHEMICAL CORP.


By: /s/ Peter J. Watson                 By: /s/ James L. Wewers
   __________________________              ______________________
   Peter J. Watson                         James L. Wewers
   Secretary                               President


ORICA USA INC.                           CHEROKEE NITROGEN COMPANY


By: /s/ Milt B. MacGregor                By: /s/ James L. Wewers
   ___________________________              _______________________
   Milt B. MacGregor                        Name: James L. Wewers
   Vice President                                __________________
                                            Title: President
                                                  _________________

CRYSTAL CITY NITROGEN COMPANY


By: /s/ James L. Wewers
   ___________________________
   Name: James L. Wewers
        ______________________
   Title: President
         _____________________

                           ATTACHMENT A
                                to
              AGREEMENT AMONG ON, ORICA, LSB and NC

                           Terms Sheet
            Ammonium Nitrate Solution Supply Agreement
          Nelson Emulsion Facility at Cherokee, Alabama
          _____________________________________________

Quantity: Estimated monthly requirement of 6,000 to 10,000 short
          (2,000 lbs.) tons.

Delivery: Product to be shipped by pipeline.

Term:     (i) Initial term of November 1, 2000 to June 30, 2001.
          (ii) Parties shall review agreement on February 1, 2001 and, on the basis of such review, each party shall have a one time opportunity to propose amendments to the supply agreement for negotiation by the parties.

Price: The invoice price for ammonium nitrate solution shall be based on actual plant variable costs per ton and actual direct plant fixed costs per ton to manufacture the ammonium nitrate, plus *** per ton, but in no event more than *** per short ton or less than *** per short ton of 100% basis of contained ammonium nitrate; provided that if the cost of natural gas delivered to NC's Cherokee, Alabama facility is less than *** per mcf, then the invoice price will be reduced by *** per ton for each *** decrease in natural gas cost below ***, and if such cost exceeds *** per ton, then the invoice price will be increased by *** per ton for each *** increase in natural gas cost above ***. Such adjustments shall be made on a monthly basis.












***INDICATES INFORMATION IN THIS DOCUMENT WHICH HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                           ATTACHMENT B
                                To
              AGREEMENT AMONG ORICA, ON, LSB and NC

                               Liens
                               _____

1.   $213,863.34 for 2000 Taxes due and payable November 1, 2000
     (Crystal City)

2.   $49,366.40 - Mechanic's Lien filed August 23, 2000 by T.
     Luckey Sons. Inc. (Crystal City)

3. $57,463.98 for 2000 Taxes due and payable prior to October 1, 2000 (Cherokee)

4.   $4,788.67 for 2001 Taxes not yet due and payable (Cherokee)